Exhibit 10.1

ALASKA METALS & MINING CORP.
Suite 880 - 666 Burrard Street
Vancouver, B.C., V6C 2X8
P. 604 662-3660 F. 604 662-3630

April 25, 2012

Wayne Louis Peppler
2860 Saxon Avenue
Fairbanks, Alaska
99709

Wayne Michael Peppler
978 Mark Way
North Pole, Alaska
99705

Re: Bear Claims - Lease and Option Agreement dated September 21, 2010 between Alaska Metals & Mining Corp., Wayne Louis Peppler and Wayne Michael Peppler - Peppler Gold Project - Alaska (the "Agreement")

Gentlemen:

Further to the Agreement, as amended by letters of August 4, 2011 and December 16, 2011, we confirm your agreement that for consideration, the receipt of which is hereby confirmed, the Agreement is hereby amended as follows:

Sub-paragraph 3 (a) (v) of the Agreement is hereby deleted and replaced with the following:

"3 (a) (v) a further $75,000 in aggregate on or before October 1, 2013;"

Sub-paragraph 3 (a) (vi) is added to the Agreement to read:

"3 (a) (vi) a further $75,000 in aggregate on or before October 1, 2014;"

Sub-paragraph 3 (a) (vii) is added to the Agreement to read:

"3 (a) (vii) at the sole discretion of the Optionee, EITHER:

A) a further $3,000,000 in aggregate on or before October 1, 2015, OR

B) a further $3,150,000 in aggregate as follows:

(I) a further $75,000 on or before October 1, 2015;

(II) a further $75,000 on or before October 1, 2016;

(III) a further $3,000,000 in aggregate on or before October 1, 2017; and"

All other terms of the Agreement remain in full force and effect.

Please confirm your agreement to the foregoing amendments to the Agreement by signing below and returning to us a copy of this letter.

Yours truly,

ALASKA METALS & MINING CORP.

Per: ____________________

We hereby confirm our agreement to the foregoing amendments and we confirm that all of the terms of the Agreement have been complied with to our satisfaction to date and remain in full force and effect.
Signed this 27 day of April, 2012.

Wayne Louis Peppler

Wayne Michael Peppler